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                                                                Exhibit 10.12(a)

                                                                October 21, 1997

"Pages where confidential treatment has been requested are marked 'Confidential Treatment Requested.' The redacted material has been separately filed with the Commission, and the appropriate section has been marked at the appropriate place and in the margin with a star (*)."

                  FIRST AMENDMENT TO CCC/WPC SERVICES AGREEMENT

     THIS First Amendment to CCC/WPC Services Agreement (the "Amendment") is made and entered into this ______ day of _________________, 1997, by and between CHEVRON CHEMICAL COMPANY, a Delaware corporation, hereinafter referred to as "CCC" and WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP, a Delaware limited partnership, hereinafter referred to as "WPC". CCC and WPC may be referred to collectively as the "Parties" or singularly as a "Party."

     WHEREAS, CCC and WPC entered into that certain CCC/WPC Services Agreement (the "Services Agreement") effective as of September 1, 1996, under which CCC and WPC agreed to work together to fulfill commercial needs previously performed by and between CCC and CUSA's Warren Petroleum Company division ("Warren") to operate facilities previously owned and operated by CCC and Warren; and

     WHEREAS, CCC and WPC have agreed to amend and supplement certain portions of the Services Agreement and now desire to enter into this Agreement to evidence such agreement and to incorporate such changes into Exhibit "A-4" to the Services Agreement;

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, WPC and CCC agree as follows:

     1. For the purpose of this Amendment, capitalized terms used herein shall have the same meaning as set forth in the Services Agreement.

     2. Effective September 1, 1997, Exhibit "A-4" to the Services Agreement is amended and revised by Exhibit "A-4, First Amendment, Mont Belvieu Terminalling" attached to this Amendment.

     3. Except as specifically set forth herein, the Services Agreement remains in full force and effect according to its terms.


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     IN WITNESS WHEREOF, the Parties hereto have cause this Amendment to be executed by their duly authorized representatives.

WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP
By:    Warren Petroleum G.P., Inc., its
       General Partner


By: /s/ William E. Puckett
   ------------------------------------------
Printed Name:      William E. Puckett
             --------------------------------
Title:     Vice President
      ---------------------------------------


CHEVRON CHEMICAL COMPANY


By:  /s/ Robert D. Harrison
   ------------------------------------------
Printed Name:      Robert D. Harrison
             --------------------------------
Title:  MGR - Supply & Logistics/OLEFINS
      ---------------------------------------


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                    'Confidential Treatment Requested'

                               Exhibit A-4
                             First Amendment
                         Mont Belvieu Terminalling

Effective September 1, 1997, Exhibit A-4 shall be amended by adding the following terms and conditions:

1.0  Scope of Services.

                                      * * *

     1.4 WPC shall provide CCC exclusive use of the pipeline between CCC's ethylene storage and the Dow Chemical Pipeline interconnect at the WPC property limit. The pipeline shall be used solely for the delivery or exchange of ethylene between CCC and Dow Chemical (the Ethylene Line"). WPC shall be responsible for the operation and maintenance of the Ethylene Line for the fees specified in Section 2.0.

2.0  Fees.

     CCC shall pay fees to WPC for all directly attributable expenses to dedicated facilities (e.g., CCC well workover cost) plus a portion of the cost of facilities that are operated for the benefit of both WPC and CCC consisting of the following:

                                      * * *

     2.9  Ethylene Pipeline Connection.

          In addition to the directly attributable expenses associated with the Ethylene Line, CCC shall pay WPC a monthly fee based upon a rate of
* [REDACTED] per year, prorated for a portion thereof, for the exclusive use of the Ethylene Line.

10.0 Indemnity

     Notwithstanding and in lieu of the provisions of Section 7.3 of the Services Agreement, the following terms and conditions shall apply to and only to the services under Section 1.4 of this Amendment and any reasonable future expansions of CCC's operations and facilities at the Mont Belvieu facility under Section 5.0 of Exhibit A-4:

     (a) Except as provided in (b), WPC agrees to indemnify and hold harmless CCC, its officers, directors, employees, agents, contractors and Affiliates from all actual losses, costs, expenses, claims (including, without


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          limitation, personal injury and property damage claims), damages and causes of action, including, without limitation, reasonable attorneys' fees and costs of court incurred by CCC, or paid to third parties by CCC which are caused by (i) the negligence, dishonesty, willful misconduct or gross negligence of WPC, its officers, directors, employees, agents, contractors and Affiliates, and its or their performance of the Services and/or (ii) WPC's breach of this Agreement.

          Except as provided in (b), CCC agrees to indemnify and hold harmless WPC, its officers, directors, employees, agents, contractors and Affiliates from all actual losses, costs, expenses, claims (including, without limitation, personal injury and property damage claims), damages and causes of action, including, without limitation, reasonable attorneys' fees and costs of court incurred by WPC, or paid to third parties by WPC which are caused by (i) the negligence, dishonesty, willful misconduct or gross negligence of CCC, its officers, directors, employees, agents, contractors and Affiliates, and its performance of the Services and/or (ii) CCC's breach of this Agreement.

     (b) CCC shall defend, indemnify and hold harmless WPC from and against any and all claims relating to this Agreement for injury to or death of an employee or representative of CCC or its subcontractors, whether or not WPC, its employees or representatives are claimed to be passively, concurrently or actively negligent, and regardless of whether liability without fault is imposed or sought to be imposed; provided this indemnity shall not apply when such injury or death is the result of the sole negligence or willful misconduct of WPC, its employees or representatives.

          WPC shall defend, indemnify and hold harmless CCC from and against any and all claims relating to this Agreement for injury to or death of an employee or representative of WPC or its subcontractors, whether or not CCC, its employees or representatives are claimed to be passively, concurrently or actively negligent, and regardless of whether liability without fault is imposed or sought to be imposed; provided this indemnity shall not apply when such injury or death is the result of the sole negligence or willful misconduct of CCC, its employees or representatives.


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